Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured California Premium Income Municipal Fund, Inc.
33-46939
811-06620

The annual meeting of shareholders was held in the offices of Nuveen Investments on February 24, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies as well as voting on a Plan of Reorganization. The meeting was subsequently adjourned to March 30, 2012.

Voting results for February 24 are as follows:

<c> Common and Preferred shares voting
 together as a class
<c>  Preferred shares voting
together as a class
To approve the Agreement and Plan of
Reorganization.


   For
               3,291,576
                       427
   Against
                  130,991
                          -
   Abstain
                  125,488
                          -
   Broker Non-Votes
               1,029,943
                          -
      Total
               4,577,998
                       427



To approve the elimination of the existing fundamental investment policy related to the Funds investment of at least 80% of its assets in insured municipal securities


   For
               3,140,564
                       427
   Against
                  286,637
                          -
   Abstain
                  120,854
                          -
   Broker Non-Votes
               1,029,943
                          -
      Total
               4,577,998
                       427



To approve a new fundamental investment
policy related to the
Funds investment of at least 80% of its
assets in municipal securities.


   For
               3,240,899
                       427
   Against
                  182,188
                          -
   Abstain
                  124,968
                          -
   Broker Non-Votes
               1,029,943
                          -
      Total
               4,577,998
                       427



To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
               3,143,173
                       427
   Against
                  279,180
                          -
   Abstain
                  125,702
                          -
   Broker Non-Votes
               1,029,943
                          -
      Total
               4,577,998
                       427



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
               3,209,392
                       427
   Against
                  206,961
                          -
   Abstain
                  131,702
                          -
   Broker Non-Votes
               1,029,943
                          -
      Total
               4,577,998
                       427

Proxy materials are herein
incorporated by reference
to the SEC filing on January 27,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0000950123-12-027395.